EXHIBIT 99.2


Assumptions:
100% and 50% of pricing speed
Fwd LIBOR and Fwd LIBOR + 200
40%, 50%, and 60% severity

To maturity
Failing triggers
Defaults in addition to prepayments
12 month recovery lag



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CFLAT04OPT - M-1

Settle                                  11/23/2004
First Payment                           12/25/2004

                          Loss Severity          40%          50%            60%
                    100 PPC / FWD LIBOR
                                    WAL         6.48         7.15           7.63
Total Collat Group Loss (Collat Maturity)     16.24%       16.57%         16.80%
                                Default    20.95 CDR    15.74 CDR      12.59 CDR

              100 PPC / FWD LIBOR + 200
                                    WAL         6.82         7.46           7.92
Total Collat Group Loss (Collat Maturity)     14.83%       15.02%         15.14%
                                Default    18.36 CDR    13.78 CDR      11.02 CDR

                     50 PPC / FWD LIBOR
                                    WAL        10.83        12.29          13.36
Total Collat Group Loss (Collat Maturity)     20.09%       21.11%         21.83%
                                Default    15.88 CDR    11.82 CDR       9.41 CDR

               50 PPC / FWD LIBOR + 200
                                    WAL        11.79        13.21          14.19
Total Collat Group Loss (Collat Maturity)     18.18%       18.87%         19.34%
                                Default    13.27 CDR     9.88 CDR       7.86 CDR



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CFLAT04OPT - M-2

Settle                                  11/23/2004
First Payment                           12/25/2004

                          Loss Severity          40%           50%           60%
                    100 PPC / FWD LIBOR
                                    WAL         8.12          8.67          9.07
Total Collat Group Loss (Collat Maturity)     11.57%        11.78%        11.93%
                                Default    13.14 CDR     10.13 CDR      8.24 CDR

              100 PPC / FWD LIBOR + 200
                                    WAL         8.59          9.08          9.45
Total Collat Group Loss (Collat Maturity)     10.02%        10.13%        10.22%
                                Default    10.92 CDR      8.42 CDR      6.86 CDR

                     50 PPC / FWD LIBOR
                                    WAL        13.53         14.76         15.63
Total Collat Group Loss (Collat Maturity)     16.00%        16.75%        17.29%
                                Default    10.86 CDR      8.35 CDR      6.78 CDR

               50 PPC / FWD LIBOR + 200
                                    WAL        14.71         15.84         16.59
Total Collat Group Loss (Collat Maturity)     13.76%        14.23%        14.54%
                                Default     8.62 CDR      6.63 CDR      5.38 CDR